RICHARDSON & COMPANY                                  550 Howe Avenue, Suite 210
                                                    Sacramento, California 95825

                                                      Telephone:  (916) 564-8727
                                                            FAX:  (916) 564-8728



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference inn this Registration Statement of Humboldt Bancorp on Form S-8 of our report dated January 23, 1998 on our audit of the consolidated financial statements of Humboldt Bancorp and subsidiary as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.


                              RICHARDSON & COMPANY


Sacramento, California
September 4, 1998